Jennison Blend Fund, Inc.
                      Gateway Center Three
                       100 Mulberry Street
                    Newark, New Jersey 07102


                                                   April 29, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Blend Fund, Inc.
File No. 811-03336


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Blend Fund, Inc. for the semi-annual period ended
February 29, 2008 The Form N-SAR was filed using the EDGAR system.



                                   Very truly yours,



                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of April 2008.



                    Jennison Blend Fund, Inc.





Witness:  /s/ Louanna P. Lanier                   By:  /s/
Jonathan D. Shain
        Louanna P. Lanier                        Jonathan D.
Shain
                                        Assistant Secretary